Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES FIRST QUARTER 2025 RESULTS

West Palm Beach, FL – (April 30, 2025) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced its first quarter 2025 results and provided a business update.

First Quarter 2025:

●	Net income attributable to common stockholders of $21 million; diluted EPS of $2.50; ROE of 19%

●	Adjusted pre-tax income* of $25 million, resulting in annualized adjusted ROE* of 22%

●	Book value per share improved to $58 as of March 31, 2025, up $2.15 year-over-year

●	$17 billion in total servicing additions

●	Average servicing UPB of $305 billion, up $13 billion year-over-year

2025 Outlook:

●	Confirmed previous guidance including 2025 adjusted ROE* range of 16% - 18%

●	Some or all of $180 million deferred tax valuation allowance (US) as of December 31, 2024, could be released by year-end 2025

* See “Note Regarding Non-GAAP Financial Measures” below

“We are thrilled to report another strong quarter, with growth in revenue, adjusted pre-tax income, adjusted ROE, and book value per share compared to a year ago,” said Onity Group Chair, President and CEO Glen Messina. “Our results demonstrate the success of our strategy coupled with strong execution. Our balanced business continues to perform well regardless of interest rate cycles.”

Messina continued, “We believe our demonstrated resiliency, customer focus, and award-winning servicing platform will enable us to successfully navigate interest rate volatility and economic uncertainties. We expect our actions to deliver balanced MSR and subservicing additions, expand high-margin products, and continuously strengthen recapture performance, will drive our growth in the coming quarters.”

Additional First Quarter 2025 Operating and Business Highlights

●	Funded recapture volume up 2.7x year-over-year; refinance recapture rate is 1.6x industry average based on ICE Mortgage Monitor report as of April 2025

●	Originations volume of $7 billion, up 53% year-over-year, exceeding 8% industry growth

●	MSR additions (bulk purchases and originations) of $12 billion, up more than 2x year-over-year

●	Expanded high-margin products with launch of enhanced home equity and proprietary reverse mortgage (EquityIQ®) loans

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●	Effective MSR hedge strategy resulting in minimal MSR fair value volatility in the quarter and continued alignment with operating and financial performance

●	Total liquidity (unrestricted cash plus available credit) at $239 million as of March 31, 2025

Webcast and Conference Call

Onity will hold a conference call on Wednesday, April 30, 2025, at 8:30 a.m. (ET) to review the Company’s first quarter 2025 operating results and to provide a business update. All interested parties are welcome to participate. You can access the conference call by dialing (800) 579-2543 or (785) 424-1789 approximately 10 minutes prior to the call; please reference the conference ID “Onity.” Participants can also access the conference call through a live audio webcast available from the Shareholder Relations page at onitygroup.com under Events and Presentations. An investor presentation will accompany the conference call and be available by visiting the Shareholder Relations page at onitygroup.com prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call. A telephonic replay will also be available approximately three hours following the call’s completion through May 14, 2025, by dialing (844) 512-2921 or (412) 317-6671; please reference access code 11158988.

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company providing mortgage servicing and originations solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs to consumers and business clients. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our 2025 outlook and guidance, our expectation of releasing our deferred tax valuation allowance by year-end 2025, our ability to drive growth, and navigate interest volatility and economic uncertainties. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of U.S. and global political events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; whether we will release some or all of the valuation allowance offsetting our net U.S. deferred tax asset, and the timing and amount of such release; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), including our ability to implement a cost-effective response to Ginnie Mae’s risk-based capital requirements by the extended deadline granted to us by Ginnie Mae of October 1, 2025; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; the impact of our rebranding initiative; the amount of senior debt or common stock or that we may repurchase under any repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our securities or our financial condition; breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties; our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations; the future of our long-term relationship with Rithm Capital Corp. (Rithm); our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; increased servicing costs based on increased borrower delinquency levels or other factors; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss) and adjusted ROE, both non-GAAP financial measures.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition, because they are measures that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) or GAAP pre-tax ROE nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Onity’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss) and GAAP pre-tax ROE.

The Company has not provided reconciliations of guidance for adjusted ROE, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include the change in fair value of our net MSR exposure due to changes in market interest rates and assumptions which can vary significantly between periods and are difficult to predict in advance in order to include in a GAAP estimate.

Notables

In the table below, we adjust GAAP pre-tax income for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

Beginning with the three months ended December 31, 2024, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate Other Income Statement Notables to include change in fair value due to interest rates for reverse loan buyouts (reported in gain/loss on loans held for sale, at fair value). We made this change to align with the change to our risk management approach to include changes in fair value of reverse loan buyouts due to interest rates in our MSR hedge strategy, consistent with other notables, such as Forward MSR Valuation Adjustments due to rates and assumption changes, net and Reverse Mortgage Fair Value Change due to rates and assumption changes.

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Other Income Statement Notables (a component of Other Notables) for the first three quarters of 2024 have been revised from prior presentations to reflect the methodology we adopted during the fourth quarter of 2024.

(Dollars in millions)		Q1’25	Q4’24	Q1’24
I	Net Income (Loss) Attributable to Common Stockholders	21	(29)	30
	A. Preferred Stock Dividend	(1)	(1)	-
II	Reported Net Income (Loss) [I – A]	22	(28)	30
	B. Income Tax Benefit (Expense)	13	6	(2)
III	Reported Pre-Tax Income (Loss) [II – B]	9	(34)	32
	Forward MSR Valuation Adjustments due to rates and assumption changes, net (a)(b)	(12)	14	18
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(c)	10	(15)	1
IV	Total MSR Valuation Adjustments due to rates and assumption changes, net	(2)	(1)	19
	Significant legal and regulatory settlement expenses	(14)	(2)	(2)
	Severance and retention (d)	(0)	(0)	(2)
	LTIP stock price changes (e)	0	(1)	3
	Office facilities consolidation	(0)	(0)	(0)
	Other expense notables (f)	1	(0)	(1)
	C. Total Expense Notables	(14)	(4)	(2)
	D. Gain (loss) on extinguishment of debt	-	(51)	1
	E. Gain on sale of MAV canopy	-	14	-
	F. Other Income Statement Notables (g)	(0)	(3)	(2)
V	Total Other Notables [C + D + E + F]	(14)	(44)	(2)
VI	Total Notables (h) [IV + V]	(16)	(45)	17
VII	Adjusted Pre-Tax Income (i) [III – VI]	25	11	15

a)	MSR valuation adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to MAV, Rithm and others and ESS financing liabilities that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustments, net
b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert
c)	FV changes of loans HFI and HMBS related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net
d)	Severance and retention due to organizational rightsizing or reorganization
e)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period
f)	Contains costs associated with but not limited to rebranding and other strategic initiatives and transactions
g)	Contains non-routine transactions including but not limited to fair value assumption changes on other investments recorded in other income/expense
h)	Certain previously presented notable categories with nil numbers for each period shown have been omitted
i)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted PTI would be $14M in Q1’24 and $8M in Q4’24; see note titled “Note Regarding Non-GAAP Financial Measures” for more information

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Adjusted ROE Calculation

(Dollars in millions)		Q1’25	Q4’24	Q1’24
	GAAP ROE (after tax)	19%	(25)%	29%
I	Reported Net Income (Loss)	22	(28)	30
II	Notable Items	(16)	(45)	17
III	Income Tax Benefit (Expense)	13	6	(2)
IV	Adjusted Pre-Tax Income (Loss) [I – II – III]	25	11	15
V	Annualized Adjusted Pre-tax Income [IV * 4 for qtr.]	102	46	59
	Equity
	A Beginning Period Equity	443	468	402
	C Ending Period Equity	460	443	432
	D Equity Impact of Notables	16	45	(17)
	B Adjusted Ending Period Equity [C + D]	477	488	415
VI	Average Adjusted Equity [(A + B) / 2]	460	478	408
VII	Adjusted ROE (a) [V / VI]	22%	10%	14%

a)	Effective in Q4’24, change in fair value due to interest rates for reverse loan buyouts is now recognized as a notable (previously reported in gain/loss on loans held for sale, at fair value); presentation of past periods has been conformed to the current presentation; without this change, adjusted pre-tax income would be $14M in Q1’24 and $8M in Q4’24; without this change, adjusted ROE would be 14% in Q1’24 and 7% in Q4’24; see note titled “Note Regarding Non-GAAP Financial Measures” for more information

Condensed Consolidated Balance Sheets (Unaudited)

Assets (Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Cash and cash equivalents	178.0	184.8	185.1
Restricted cash	58.9	80.8	66.1
Mortgage servicing rights (MSRs), at fair value	2,547.4	2,466.3	2,374.7
Advances, net	514.0	577.2	602.7
Loans held for sale, at fair value	1,402.2	1,290.2	1,028.9
Loans held for investment, at fair value	10,812.5	11,125.3	8,130.5
Receivables, net	222.3	176.4	152.1
Investment in equity method investee	-	-	37.6
Premises and equipment, net	10.8	11.0	11.8
Other assets	106.0	111.3	84.3
Contingent loan repurchase asset	407.2	412.2	416.3
Total Assets	16,259.3	16,435.4	13,090.1

Liabilities, Mezzanine & Stockholders’ Equity (Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Home Equity Conversion Mortgage-Backed Securities (HMBS) related borrowings, at fair value	10,587.6	10,872.1	7,945.0
Other financing liabilities, at fair value	835.5	846.9	906.8
Advance match funded liabilities	377.5	417.1	440.2
Mortgage loan financing facilities, net	1,577.4	1,528.2	1,108.9
MSR financing facilities, net	1,136.0	957.9	964.1
Senior notes, net	488.0	487.4	552.0
Other liabilities	340.0	420.6	324.7
Contingent loan repurchase liability	407.2	412.2	416.3
Total Liabilities	15,749.2	15,942.5	12,658.0
Mezzanine Equity	49.9	49.9	-
Stockholders’ Equity	460.2	442.9	432.1
Total Liabilities, Mezzanine and Stockholders’ Equity	16,259.3	16,435.4	13,090.1

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Condensed Consolidated Statements of Operations (Unaudited)

	For the Quarter Ending
(Dollars in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Revenue
Servicing and subservicing fees	203.3	206.0	204.5
Gain on reverse loans held for investment and HMBS-related borrowings, net	23.8	0.6	15.4
Gain on loans held for sale, net	11.8	5.9	10.9
Other revenue, net	10.9	12.4	8.3
Total revenue	249.8	224.8	239.1
MSR valuation adjustments, net	(38.9)	(20.4)	(11.6)
Operating expenses
Compensation and benefits	57.4	64.3	53.6
Servicing and origination	13.0	12.3	15.0
Technology and communications	15.0	14.1	12.7
Professional services	22.6	12.5	12.0
Occupancy, equipment and mailing	8.2	8.3	7.7
Other expenses	3.6	4.1	3.4
Total operating expenses	119.9	115.6	104.4
Other income (expense)
Interest income	26.2	28.8	17.5
Interest expense	(67.0)	(74.2)	(67.4)
Pledged MSR liability expense	(41.9)	(42.1)	(44.9)
Gain (loss) on extinguishment of debt	-	(51.2)	1.4
Earnings of equity method investee	-	16.2	2.7
Other, net	0.9	0.1	(0.6)
Other income (expense), net	(81.9)	(122.4)	(91.3)
Income before income taxes	9.1	(33.7)	31.8
Income tax expense	(13.0)	(5.6)	1.7
Net Income (Loss)	22.1	(28.1)	30.1
Preferred stock dividend	(1.0)	(0.5)	-
Net Income (Loss) attributable to common stockholders	21.1	(28.6)	30.1
Basic EPS	$2.68	$(3.63)	$3.91
Diluted EPS	$2.50	$(3.63)	$3.74

For Further Information Contact:

Investors:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Media:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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